Exhibit (10)(bf)

THIRD (GOOD FAITH) AMENDMENT TO THE
MET-PRO CORPORATION SALARIED PENSION PLAN

This Third (Good Faith) Amendment to the Met-Pro Corporation Salaried Pension Plan (the “Plan”) is made by Met-Pro Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company established the Plan for its eligible employees effective as of September 1, 1968, and amended and restated as of September 1, 2007;

WHEREAS, the Company reserved the right in Section 16.1 of the Plan to amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to incorporate changes required by the Pension Protection Act of 2006.

NOW, THEREFORE, the Plan is hereby amended as set forth below.

1.           Effective for Plan Years beginning on and after January 1, 2007, Section 8.4 of the Plan is amended to add the following new subsection (b) and designating the current paragraph contained therein as subsection (a);

(b)    If a distribution is to commence while it is immediately distributable (as determined by reference to regulations under Code Section 411(a)(11)), the Administrator shall provide notice of the consequences of failure to defer receipt of the distribution until it is no longer immediately distributable.

2.           Section 8.6 of the Plan is amended, effective for Plan Years beginning on or after January 1, 2007, to change the notice and election period to the period beginning no earlier than 180 days, and no later than 30 days before the Participant’s Annuity Starting Date, which is the period in which the Administrator or the administrative Committee shall provide each Participant with a notice of the Participant’s right to elect to waive his right to receive distribution of his Retirement Benefit in the form of a Qualified Joint and Survivor Annuity, and the Participant’s election period with respect to such distribution.  Corresponding changes shall be made throughout the Plan.

3.           Section 8.9 of the Plan is amended to add the following new subsection (c):

(c)    Any after-tax Employee contributions may be rolled over not only to a defined contribution plan, but effective January 1, 2007, also to any qualified plan that agrees to separately account for them, and to a 403(b) plan that agrees to separately account for them.

4.           Section 8.9 of the Plan is amended to add the following new subsection (d):

(d)    Nonspouse Beneficiary Rollovers.  Effective for distributions made on or after January 1, 2010, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Nonspouse Beneficiary’s election under this Section, a Nonspouse Beneficiary may elect to have any portion of a Plan distribution (that is payable to such Nonspouse Beneficiary due to a Participant’s death) paid in a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or to an individual retirement annuity described in Section 408(b) (other than an endowment contract) that has been established for the purposes of receiving the distribution on behalf of such Nonspouse Beneficiary.  For these purposes, a “Nonspouse Beneficiary” is an individual who is a designated beneficiary (as defined by Section 401(a)(9)(E) of the Internal Revenue Code) of a Participant and who is not the surviving spouse of such Participant.

5.           Subsection 2(d) of Appendix A is clarified by rewriting it as follows:

Effective for distributions occurring for the first Plan Year beginning after January 1, 2008, the applicable interest rate under (b)(ii)(A) above shall be the adjusted first, second and third segment rates provided under Section 302 of the Pension Protection Act of 2006, determined in accordance with Code Section 417(e)(3)(C) and guidance issued thereunder, and the applicable mortality table under (b)(ii)(B) above shall be the table specified in Revenue Ruling 2007-67.

IN ALL OTHER RESPECTS, this Plan is continued in full force and effect. In order to maintain the terms of the Plan in a single document, this Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, the Company has caused this Third (Good Faith) Amendment to be executed by its duly authorized officer this   29th  day of January                          , 2010.

ATTEST:		Met-Pro Corporation

By	/s/ Amy Covely	By	/s/ Raymond J. De Hont

Title:	Human Resources Manager	Title:	President, Chairman & CEO